EXHIBIT 5


                                RONALD J. STAUBER
                                A LAW CORPORATION
                        1880 CENTURY PARK EAST, SUITE 300
                          LOS ANGELES, CALIFORNIA 9007

                                    _________

                            TELEPHONE (310) 556-0080



                                March 26, 2007




U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have acted as counsel for School4Chauffeurs, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2/A (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 750,00 shares of common stock described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Certificate of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examination of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.


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Securities and Exchange Commission
March 26, 2007
Page 2


Based upon the foregoing, we are of the opinion that the 750,000 shares of common stock to be sold as described in the Registration Statement will be, when issued in accordance with the terms of the offering, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Company's Registration Statement and the reference to our firm in the Prospectus, if applicable or required.


Very truly yours,



/s/ RONALD J. STAUBER
_____________________
    Ronald J. Stauber